Exhibit 8.2

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800 大成 Salans FMC SNR Denton McKenna Long dentons.com

June 23, 2021

Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008

Ladies and Gentlemen,

We have acted as tax counsel to Weingarten Realty Investors, a Texas real estate investment trust (the “Company”), in connection with the merger (the “Merger”) of the Company with and into Kimco Realty Corporation, a Maryland corporation (the “Parent”).  The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of April 15, 2021 (as amended, the “Merger Agreement”), by and between the Company and the Parent.  This opinion letter will be filed as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission on May 28, 2021, as amended and supplemented through the date hereof (the “Registration Statement”).

For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete, and correct, (iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us, and all natural persons who have executed such documents are of legal capacity, and (iv) all applicable reporting requirements have been or will be satisfied.  If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations, assumptions, and qualifications described in the Registration Statement, we are of the opinion that insofar as it summarizes U.S. federal income tax law, the discussion set forth in the Registration Statement in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” is accurate in all material respects.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions, or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company or any other person of any such change or inaccuracy that may occur or come to our attention.

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800 大成 Salans FMC SNR Denton McKenna Long dentons.com

This opinion is furnished to you for the purpose of complying with applicable securities laws.  This opinion may not be used or relied upon by any other person or for any other purpose and may not be circulated, quoted, or otherwise referred to for any purpose without our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

Very truly yours,

/s/ Dentons US LLP